UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

GULFSLOPE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar St., Suite 1665 Houston, Texas 77010

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 918 4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

As previously reported in our quarterly report on Form 10-Q for the quarter ended December 31, 2018, on February 11, 2019 GulfSlope Energy, Inc. (the “Company”) executed a letter agreement (the “Letter Agreement” whereby the Company agreed to a new term loan facility (the “Term Loan Facility”) to be provided by Delek GOM Investments LLC (“Delek GOM”), a wholly owned subsidiary of Delek Group Ltd., as lender.

Pursuant to the Letter Agreement, on March 1, 2019, the Company entered into the Term Loan Agreement by and among the Company, as borrower, and Delek GOM, as lender. In the Term Loan Agreement, Delek GOM agreed to provide the Company with multiple draw term loans in an aggregate stated principal amount of up to $11.0 million (the “Term Loan Facility” and the loans thereunder, the “Loans”). As of March 6, 2019, the Company had borrowed a total of $10.0 million under the Term Loan Facility.

The maturity date of the Term Loan Facility is six months following the closing date of the Term Loan Agreement. Until such maturity date, the Loans under the Term Loan Agreement shall bear interest at a rate per annum equal to 5.0%, payable in arrears on the maturity date. If an event of default occurs, all Loans under the Term Loan Agreement shall bear interest at a rate equal to 7.0%, payable on demand.

In connection with the Term Loan Agreement, the Company entered into: (i) a Subordination Agreement (the “Subordination Agreement”) by and among the Company, as borrower, John N. Seitz, as subordinated lender (the “Subordinated Lender”), and Delek GOM, as senior lender; (ii) a Security Agreement (the “Security Agreement”) among the Company, as debtor, and Delek GOM, as lender; and (iii) warrants to purchase 238,095,238 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) of the Company at an exercise price of $0.042 per share issued to Delek GOM (the “Warrants”).

The Company may elect, at its option, to prepay borrowings outstanding under the Term Loan Agreement in multiples of $100,000 and not less than $500,000 without premium or penalty. The Company is required to prepay the Loans with any net cash proceeds resulting from an asset sale, receipt of insurance proceeds from certain casualty events, proceeds from equity issuances or incurrence of indebtedness other than the Loans (subject to a $500,000 carve-out to be applied toward the Company’s general corporate purposes) or receipt of any cash proceeds from any payments, refunds, rebates or other similar payments and amounts under the Company’s operative documents.

Amounts outstanding under the Term Loan Agreement are secured by a security interest in substantially all of the properties and assets of the Company.

The Term Loan Agreement contains certain customary representations and warranties, including organization; powers; authority; enforceability; approvals; no conflicts; litigation, no indebtedness for borrowed money or off-balance sheet liabilities; environmental matters; compliance with laws and agreements; no defaults; Investment Company Act; taxes; ERISA; employees; disclosure; no material misstatements; insurance; restriction on liens under security documents; equity interests; subsidiaries; location of business and offices; properties and titles; solvency; use of proceeds; and federal reserve regulations.

The Term Loan Agreement also contains certain affirmative and negative covenants, including delivery of financial reports; notices of certain material events; existence; conduct of business; payment of taxes and obligations; enforcement of the Company’s rights under the Joint Operating Agreement; maintenance of books and records; inspection rights; compliance with laws; maintenance of liens; further assurances; tax partnership; indebtedness; liens; distributions and redemptions; restricted payments; investments, loans and advances; nature of business; no subsidiaries or joint ventures; sale and leaseback transactions; use of proceeds; federal reserve regulations; sale or discount of receivables; mergers; sale of properties; transactions with affiliates; equity interests; limitation on accounts; hedging agreements; junior payments; and negative pledge agreements.

The Term Loan Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; default under or cessation of any document in connection with the Loans; voluntary and involuntary bankruptcy; material breach of or assignment or transfer of rights under an operative document; change of control; judgments; or certain ERISA events.

Warrants

In connection with the Term Loan Facility, the Company issued to Delek GOM Warrants to purchase 238,095,238 shares of Common Stock at an exercise price of $0.042 per share, with an expiration date of March 1, 2020. In lieu of paying the aggregate exercise price in cash, Delek GOM may, at its option, exercise the Warrants in whole through an extinguishment of the then outstanding obligations of the Company in accordance with Section 2.10(b) of the Term Loan Agreement (a “Loan Reduction Exercise”).

As of March 6, 2019, the Company had borrowed a total of $10.0 million under the Term Loan Facility and issued to Delek GOM Warrants to purchase 238,095,238 shares of Common Stock; and Delek GOM fully exercised the Warrants through a Loan Reduction Exercise, thereby extinguishing the Company’s outstanding obligations to Delek GOM as of that date.

The foregoing description of the Term Loan Agreement and the Warrants do not purport to be complete and are qualified in their entirety by the terms and conditions of the Term Loan Agreement and the Form of Warrant Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Subordination Agreement

As a condition to the incurrence and continued availability of the loans provided under the Term Loan Agreement, on March 1, 2019, the Company entered into the Subordination Agreement by and among the Company, as borrower, the Subordinated Lender and Delek GOM, as senior lender.

Under the Subordination Agreement, the Subordinated Lender expressly agrees to subordinate the payment of principal and interest on all amounts owed him to the prior indefeasible and unconditional payment in full of obligations due under the Term Loan Agreement.

The foregoing description of the Subordination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subordination Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Security Agreement

As a condition to the incurrence and continued availability of the loans provided under the Term Loan Agreement, on March 1, 2019, the Company entered into the Security Agreement by and among the Company, as debtor and Delek GOM, as lender.

The Security Agreement creates a senior security interest substantially all of the properties and assets of the Company to secure the amounts outstanding under the Term Loan Agreement.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Security Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

To the extent applicable, the information set forth under Item 1.01 in relation to the Warrants and the shares of Common Stock issuable and issued upon the exercise thereof is incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of March 1, 2019, between the Company and Delek GOM

10.2	Form of Warrant Agreement, dated as of March 1, 2019

10.3	Subordination Agreement, dated as of March 1, 2019, by and among the Company, as borrower, John N. Seitz, as subordinated lender and Delek GOM, as senior lender

10.4	Security Agreement, dated as of March 1, 2019, by and among the Company and Delek GOM

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSLOPE ENERGY, INC.

March 7, 2019	By:	/s/ John N. Seitz
	Name:	John N. Seitz
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of March 1, 2019, between the Company and Delek GOM

10.2	Form of Warrant Agreement, dated as of March 1, 2019

10.3	Subordination Agreement, dated as of March 1, 2019, by and among the Company, as borrower, John N. Seitz, as subordinated lender and Delek GOM, as senior lender

10.4	Security Agreement, dated as of March 1, 2019, by and among the Company and Delek GOM